                                   SUBLEASE

1.  PARTIES

    This Sublease, dated April 25, 1997, is made between Hansen Beverage Company ("Sublessor") and U.S. Continental Packaging, Inc. ("Sublessee").

2.  MASTER LEASE

    Sublessor is the lessee under a written lease dated April 25, 1997, wherein 27 Railroad Partnership LP, a California Limited Partnership leased to Sublessor the real property measuring approximately 66,700 square feet in aggregate and situated at 2378 Railroad Street, Corona, California 91720, as indicated on Exhibit A (the "Master Premises"). Said lease is herein referred to as the "Master Lease" and is attached hereto as Exhibit B.

3.  PREMISES

    Sublessor hereby sublets to the Sublessee on the terms and conditions set forth in this Sublease, a portion of the Master Premises measuring approximately 10,000 square feet and being the area identified in red on Exhibit A hereto (the "Premises"). It is recorded that the Master Premises is the Facility contemplated in clause 3(a) of the Packaging Agreement between the Sublessor and Sublessee dated April 14, 1997 (the "Packaging Agreement").

4.  TERM

    The Term of this Sublease shall commence on the commencement date of the Master Lease and continue for a period of twenty-four (24) months thereafter (the "Term") unless sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to the Sublessee on the commencement of the Term. If, for any reason, Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure or delay.

    Notwithstanding anything to the contrary contained or implied in this sublease and, in particular, clause 4, the Sublessor shall have the right at any time to terminate this Sublease on sixty (60) days written notice to the Sublessee and which notice may be given by the Sublessor at any time, in the event that the Premises are required for the Sublessor's products.

5.  RENT

    5.1 MINIMUM RENT. Sublessee shall pay to Sublessor as Minimum Rent, without deduction, setoff, notice, or demand, at the Premises or at such other place as Sublessor shall designate from time to time by notice to Sublessee, a sum calculated by dividing the area of the Premises occupied by the Sublessee by the total area of the Master Premises and by multiplying the result by the monthly Rent for the Master Premises. The monthly rent for the Master Premises shall include all additional costs and charges for which the Sublessor is liable in terms of the Master Lease and which constitute additional rent and which shall be taken into account for the purposes of determining the Minimum Rent payable by the Sublessee to the Sublessor in terms hereof. In determining the monthly rent for the Master Premises the rent waiver contemplated in Clause 42 of the Master Lease shall not constitute a reduction in the rent payable for the months in which it is deducted or waived but shall be amortized over the entire term of the Master Lease namely, eighty-nine (89) months. Consequently, in calculating the monthly rent for the Master Premises for the purposes of this clause, such rental shall be deemed to be reduced by $674 per month in consequence of the rent waiver contemplated in Clause 42 of the Master Lease. Sublessee's entitlement to a reduction in the Minimum Rent through its proportionate share of the rent waiver calculated in accordance with the foregoing shall be subject to Sublessee not defaulting in any of its obligations in terms of this Sublease. For the first six (6) months of this sublease the Minimum Rent calculated in terms of the above shall be increased by $700 per month. The Minimum Rent shall be paid in advance on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per day basis.

    5.2 OPERATING COSTS. As the Master Lease requires the Sublessor to pay to Lessor certain expenses of operating the building and/or the project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, and insurance, the Sublessee hereby agrees to and shall pay to the Sublessor as additional rent its proportionate share of all amounts payable by Sublessor for Operating Costs during the Term. Such additional rent shall be payable as and when the Operating Costs are payable by Sublessor to Lessor. As the Master Lease provides for payment by Sublessor to Lessor of Operating Costs from month to month on the basis of estimates thereof, as and when adjustments are made between estimated and actual Operating Costs under the Master Lease, the obligations of Sublessee hereunder shall be adjusted appropriately and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessee under this Subsection 5.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

6.  USE OF PREMISES

    The Premises shall be used and occupied only for warehousing, packaging and distribution of consumer products and corporate offices, and for no other use or purpose.

7.  ASSIGNMENT AND SUBLETTING

    Sublessee shall not assign the Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

8.  OTHER PROVISIONS OF SUBLEASE

    All applicable terms and conditions of the Master Lease and any subsequent amendment or change in the provisions thereof, are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder and Sublessee the lessee thereunder, and the Premises the Master Premises. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to the Lessor under the Master Lease shall be considered performed by Sublessee for purposes of this Sublease to the extent and in the amount rent is paid to Sublessor in accordance with Section 5 of this Sublease. Neither Sublessor nor Sublessee shall commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the Sublessee shall have no further occupancy or other rights to the Premises and shall immediately vacate the Premises. Upon such vacation of the Premises, the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. This Sublease shall at all times be subject and subordinate to the Master Lease and any other instruments which the Master Lease is or may become subordinate to.

9. It is expressly recorded that all electrical and other costs of operating all and any equipment for the activities of the Sublessee in the Premises, including activities performed by it for and on behalf of or for the benefit of the Sublessor, shall be borne and paid for in full by the Sublessee. The Sublessee shall procure that such electrical costs are separately metered. It is further expressly recorded that all the terms of the Packaging Agreement between the Sublessor and the Sublessee, excluding the provisions of paragraph 3 thereof which are dealt with in this Sublease and shall be governed hereby, shall continue to apply as between the parties and be of full force and effect. In the event of the termination of the Packaging Agreement at any time, the Sublessor or Sublessee shall have the right to summarily terminate this Sublease irrespective of whether or not there shall have been any breach by the Sublessor or Sublessee under this Sublease, the intention of the parties being that if the Packaging Agreement between the parties is no longer operative or of force and effect, then this Sublease shall simultaneously no longer be operative or of force or effect.

10. ATTORNEYS' FEES

    If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

11. NOTICES

    All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to the Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises or delivered by hand. All notices by the Sublessee to the Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the Master Premises or delivered by hand or to such other address as the Sublessor may from time to time advise the Sublessor by written notice.

12. CONSENT BY LESSOR

    THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY THE LESSOR, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

13. COMPLIANCE

    The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1965 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

Sublessor:                              Sublessee:
          ---------------------------             --------------------------

By: /s/ Rodney Sacks                    By: /s/ David Williams
   ----------------------------------      ---------------------------------

Title: Chairman                         Title: President
      -------------------------------         ------------------------------

By:                                     By:
   ----------------------------------      ---------------------------------

Title:                                  Title:
      -------------------------------         ------------------------------

Date:  4/25/97                          Date:  4/25/97
     --------------------------------        -------------------------------

                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), landlord under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor:
          27 Railroad Partnership L.P.,
          a California partnership

          By: Investment Building Group,
              a California corporation,
              General Partner

          By: /s/ Jack M. Langson
             ----------------------------
             Jack M. Langson, President

CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker or any party as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

                            EXHIBIT "A" - PREMISES


                                     [MAP]









* Exact separation wall                  OWNER/DEVELOPER
  location subject to minor              Investment Building Group
  adjustment.                            500 N. State College Boulevard
                                         Suite 525
                                         Orange, California  92668
                                         (714) 634-1111